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Metris Receivables, Inc.                        Metris Master Trust                                                 Monthly Report
Securityholders' Statement                         Series 1999-1                                                          Dec 2002
Section 5.2                                                                Class A                 Class B                   Total
(i)  Security Amount ..................................................  500,000,000.00        49,450,550.00        549,450,550.00
(ii)  Security Principal Distributed ..................................            0.00                   --                  0.00
(iii)  Security Interest Distributed ..................................      786,666.67                   --            786,666.67
(iv)  Principal Collections ...........................................   23,108,767.70         2,285,482.54         25,394,250.24
(v)  Finance Charge Collections .......................................   10,937,522.77         1,081,733.04         12,019,255.81
       Recoveries .....................................................      469,069.51            46,391.49            515,461.00
       Principal Funding Account Investment Earnings ..................            0.00                 0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings ........            0.00                 0.00                  0.00
         Total Finance Charge Collections .............................   11,406,592.28         1,128,124.53         12,534,716.81
Total Collections .....................................................   34,515,359.98         3,413,607.07         37,928,967.05
          (vi) Aggregate Amount of Principal Receivables ..............              --                   --      9,809,563,579.49
       Invested Amount (End of Month) .................................  500,000,000.00        49,450,550.00        549,450,550.00
       Floating Allocation Percentage .................................       5.0970667%           0.5041055%            5.6011722%
       Fixed/Floating Allocation Percentage ...........................       5.0970667%           0.5041055%            5.6011722%
       Invested Amount (Beginning of Month) ...........................  500,000,000.00        49,450,550.00        549,450,550.00
       Average Daily Invested Amount ..................................              --                   --        549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........              --                   --                    --
       Current ........................................................              --                81.52%     8,481,965,249.50
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....              --                 6.48%       673,837,523.22
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....              --                 3.42%       356,150,797.27
       90 Days and Over (60+ Days Contractually Delinquent) ...........              --                 8.58%       893,145,229.81
Total Receivables .....................................................              --               100.00%    10,405,098,799.80
             (viii) Aggregate Investor Default Amount .................              --                   --          9,915,627.08
         As a % of Average Daily Invested Amount ......................              --                   --                    --
        (Annualized based on 365 days/year) ...........................              --                   --                 21.25%
(ix)  Charge-Offs .....................................................            0.00                 0.00                  0.00
(x)  Servicing Fee ....................................................              --                   --            933,313.26
(xi)  Unreimbursed Redirected Principal Collections ...................              --                   --                  0.00
(xii)  Excess Funding Account Balance .................................              --                   --                  0.00
(xiii)  New Accounts Added ............................................              --                   --                     0
(xiv)  Average Gross Portfolio Yield ..................................              --                   --                 26.86%
         Average Net Portfolio Yield ..................................              --                   --                  5.61%
(xv)  Minimum Base Rate ...............................................              --                   --                  3.77%
        Excess Spread .................................................              --                   --                  1.84%
(xvi)  Principal Funding Account Balance ..............................              --                   --                  0.00
(xvii)  Accumulation Shortfall ........................................              --                   --                  0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period              --                   --             June 2003
        Accumulation Period Length ....................................              --                   --                   N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........              --                   --                  0.00
        Required Reserve Account Amount ...............................              --                   --                  0.00
        Available Reserve Account Amount ..............................              --                   --                  0.00
        Covered Amount ................................................              --                   --                  0.00
(xx)  Aggregate Interest Rate Caps Notional Amount ....................              --                   --        500,000,000.00
        Deposit to the Caps Proceeds Account ..........................              --                   --                  0.00
(xxi)  Policy Claim Amount ............................................              --                   --                  0.00
(xxii)  Net Excess Spread Trigger Event Occurrence ....................              --                   --                   Yes
          Invested Amount .............................................              --                   --        549,450,550.00
          Current One Month Excess Spread (%) .........................              --                   --                  1.84%
          Current Three Month Average Excess Spread (%) ...............              --                   --                  3.79%
          Required Spread Account Deposit .............................              --                   --                  2.50%
         Spread Account Maximum as of 1/16/03 ($) .....................              --                   --         13,736,264.00
              Excess Spread, Beginning Balance, 12/1/02 ...............              --                   --          8,241,758.00
              Current Month Deposits ..................................              --                   --          1,193,319.66
              Current Month Releases ..................................              --                   --                  0.00
          Excess Spread, Ending Balance. 12/31/02 .....................              --                   --          9,435,077.66
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